EXHIBIT 23.2

HARVEST NATURAL RESOURCES, INC.

INDEPENDENT PETROLEUM ENGINEERS’ CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167887, 333-134630, 333-115841, 333-94823, 333-49114 and 333-85900) and Form S-3 (No.333-162858) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our reports dated February 24, 2012 relating to the reserve reports, which appears in this Annual Report on Form 10-K.

/s/ Ryder Scott Company, L.P.
Denver, Colorado March 15, 2012